UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C.  20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
PURSUANT TO SECTION 12(b) OR 12(g) OF THE
SECURITIES EXCHANGE ACT OF 1934

BUCKEYE GP HOLDINGS L.P.
(Exact Name of Registrant as Specified in Its Charter)

Delaware	11-3776228
(State of Incorporation or Organization)	(I.R.S. Employer Identification No.)

5002 Buckeye Road
Emmaus, PA 18049
(Address of Principal Executive Offices and Zip Code)

If this form relates to the	If this form relates to the
registration of a class of	registration of a class of
securities pursuant to Section	securities pursuant to Section
12(b) of the Exchange Act and	12(g) of the Exchange Act and
is effective pursuant to General	is effective pursuant to General
Instruction A.(c), check the	Instruction A.(d), check the
following box. ☒	following box. ☐

Securities Act registration statement file number to which this form relates: 333-133433

Securities to be registered pursuant to Section 12(b) of the Act:

Title of Each Class	Name of Each Exchange on Which
to be so Registered	Each Class is to be Registered

Common Units representing limited partner interests	New York Stock Exchange

Securities to be registered pursuant to Section 12(g) of the Act: None

INFORMATION REQUIRED IN REGISTRATION STATEMENT

Item 1.    Description of Registrant’s Securities to be Registered.

A description of common units representing limited partner interests in Buckeye GP Holdings L.P. (the “Registrant”) is set forth under the captions “Summary,” “Description of Our Common Units,” “Material Provisions of the Partnership Agreement of Buckeye GP Holdings L.P.” and “Material Tax Consequences” in the prospectus to be filed by the Registrant pursuant to Rule 424(b) under the Securities Act of 1933, as amended, which prospectus will constitute a part of the Registrant’s Registration Statement on Form S-1, as amended (Registration No. 333-133433), initially filed with the Securities and Exchange Commission on April 20, 2006.  Such prospectus, in the form in which it is so filed, shall be deemed to be incorporated herein by reference.

Item 2.    Exhibits.

The following exhibits to this registration statement on Form 8-A are incorporated by reference from the documents specified which have been filed with the Securities and Exchange Commission.

Exhibit No.	Description

1.

Registrant’s Registration Statement on Form S-1 (Registration No. 333-133433), initially filed with the Securities and Exchange Commission on April 20, 2006 and subsequently amended (the “Form S-1 Registration Statement”) (incorporated herein by reference).

2.	Certificate of Limited Partnership of the Registrant (incorporated herein by reference to Exhibit 3.1 to the Form S-1 Registration Statement).

3.	Form of First Amended and Restated Agreement of Limited Partnership of the Registrant (incorporated herein by reference to Exhibit 3.2 to the Form S-1 Registration Statement).

SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

BUCKEYE GP HOLDINGS L.P.

By:	MAINLINE MANAGEMENT LLC
its General Partner

	By:	/s/ WILLIAM H. SHEA, JR.
William H. Shea, Jr.
Chairman of the Board, President and
Chief Executive Officer

Date: July 31, 2006

INDEX TO EXHIBITS

Exhibit No.	Description

1.

Registrant’s Registration Statement on Form S-1 (Registration No. 333-133433), initially filed with the Securities and Exchange Commission on April 20, 2006 and subsequently amended (the “Form S-1 Registration Statement”) (incorporated herein by reference).

2.	Certificate of Limited Partnership of the Registrant (incorporated herein by reference to Exhibit 3.1 to the Form S-1 Registration Statement).

3.	Form of First Amended and Restated Agreement of Limited Partnership of the Registrant (incorporated herein by reference to Exhibit 3.2 to the Form S-1 Registration Statement).